Regadenoson Meets Primary Endpoint in Second Phase 3 Clinical Trial

- New drug application planned for mid-2007 -

PALO ALTO, Calif. and DEERFIELD, Ill., Dec. 4 /PRNewswire-FirstCall/ -- CV Therapeutics, Inc. (Nasdaq: CVTX) and Astellas Pharma US, Inc. announced today that the second of two Phase 3 clinical studies of regadenoson met its primary endpoint. A prior identically designed Phase 3 study, completed in 2005, also met its primary endpoint.

Based on the results of these two Phase 3 clinical trials, CV Therapeutics plans to submit a new drug application to the U.S. Food and Drug Administration (FDA) in mid-2007.

If regadenoson is approved by the FDA, Astellas Pharma US, Inc. will be responsible for all commercial activities for regadenoson in the United States. CV Therapeutics retains all rights to regadenoson outside of North America.

Regadenoson is a selective A2A-adenosine receptor agonist for potential use as a pharmacologic stress agent in myocardial perfusion imaging (MPI) studies. Regadenoson has been designed to be delivered as a rapid bolus with no dose adjustment required by weight, and to selectively stimulate the A2A-adenosine receptor, the receptor responsible for coronary vasodilation.

In this study, regadenoson met its primary endpoint by showing with 95 percent confidence that MPI studies conducted with regadenoson were comparable to MPI studies conducted with Adenoscan(R) (adenosine injection).

This multinational, randomized, double-blind Phase 3 study of 1231 patients undergoing MPI studies was designed to evaluate the comparability of MPI studies conducted with regadenoson and Adenoscan(R) (adenosine injection). Regadenoson was generally well tolerated. In the study, the most common adverse events reported in patients who received regadenoson were shortness of breath, chest pain, headache, flushing and gastrointestinal discomfort.

"With two identically designed Phase 3 studies having hit their primary endpoints, we are excited about the opportunity to pursue approval of regadenoson. We are also pleased that regadenoson once again demonstrated safety and tolerability." said Louis G. Lange, M.D., Ph.D., chairman and chief executive officer of CV Therapeutics.

"The need for myocardial perfusion imaging tests as a diagnostic aid continues to increase in the United States. Our expertise as a leader in this category will help maximize our ability to offer regadenoson, once approved, as a viable option for patients and physicians," said Yoshihiko Hatanaka, president and chief executive officer of Astellas Pharma US, Inc.

Phase 3 Design

Patients 18 years or older with the clinical need for an MPI study were eligible to participate in the Phase 3 clinical trials. Individuals, who had an acute myocardial infarction or unstable angina within three months, or coronary revascularization within six months, were not permitted to participate in the study.

All study participants received a clinically indicated baseline MPI study using Adenoscan(R) (adenosine injection). Participants then were randomized in a double blinded fashion to receive either regadenoson or Adenoscan(R) (adenosine injection) in a second MPI study. Each patient's scans were classified as indicating normal, moderate or severe ischemia. Baseline and blinded scans then were evaluated to determine if the scans were comparable.

Myocardial perfusion imaging studies

MPI studies help detect and characterize coronary artery disease by identifying areas of poor blood flow in the heart. In 2005, approximately 9.3 million patients in the United States underwent MPI studies.

Many patients exercise on a treadmill to generate the increase in coronary blood flow necessary to perform an MPI study. However, more than 45 percent of the patients undergoing an MPI study are unable to exercise adequately because of medical conditions such as peripheral vascular disease, arthritis or other limiting medical conditions which prevent them from exercising on the treadmill. For these patients, a pharmacologic agent that temporarily increases coronary blood flow is used to mimic the increase in coronary blood flow caused by exercise. Regadenoson is being studied for potential use as a pharmacologic agent under these circumstances.

Astellas Pharma US, Inc. / CV Therapeutics Inc. Collaboration

Under a collaboration agreement providing Astellas with exclusive North American rights to regadenoson, CV Therapeutics manages the clinical development program and Astellas is responsible for all commercial activities for regadenoson in North America, if the product is approved for marketing. Under the arrangement, Astellas reimburses CV Therapeutics for 75 percent of development costs and CV Therapeutics will receive a royalty on product sales of regadenoson, if approved, and may receive a royalty on another product. CV Therapeutics owns the rights for regadenoson outside of North America.

About Regadenoson

Regadenoson is a selective A2A-adenosine receptor agonist for potential use as a pharmacologic stress agent in MPI studies. Regadenoson has been designed to be delivered rapidly as a bolus and to selectively stimulate the A2A-adenosine receptor, the receptor responsible for coronary vasodilation.

About Astellas Pharma US, Inc.

Astellas Pharma US, Inc., a US subsidiary of Tokyo-based Astellas Pharma Inc., is a research-based pharmaceutical company dedicated to improving the health of people around the world through the provision of innovative and reliable pharmaceutical products. Established on April 1, 2005, the company was formed through a merger that combined the outstanding research, development and marketing capabilities of Fujisawa Pharmaceutical Co., Ltd. and Yamanouchi Pharmaceutical Co., Ltd. Astellas ranks among the top 20 pharmaceutical companies in the world and will continue to grow as a competitive company in the world pharmaceutical market. For more information on Astellas Pharma US, Inc., go to www.astellas.com/us .

Astellas currently markets Adenoscan(R) (adenosine injection), the leading agent for MPI studies in the United States. Adenoscan is indicated as an adjunct to thallium-201 myocardial perfusion scintigraphy in patients unable to exercise adequately. The most common side effects include flushing, chest discomfort, and dyspnea. Less frequent side effects reported in patients administered Adenoscan include second and third degree AV block, fatal cardiac arrest, ventricular tachycardia, and nonfatal myocardial infarction. For full prescribing information, please visit www.adenoscan.com .

About CV Therapeutics

CV Therapeutics, Inc., headquartered in Palo Alto, California, is a biopharmaceutical company focused on applying molecular cardiology to the discovery, development and commercialization of novel, small molecule drugs for the treatment of cardiovascular diseases.

CV Therapeutics' approved product, Ranexa(R) (ranolazine extended-release tablets) is indicated for the treatment of chronic angina in patients who have not achieved an adequate response with other antianginal drugs, and should be used in combination with amlodipine, beta-blockers or nitrates.

CV Therapeutics also has other clinical and preclinical drug development candidates and programs, including regadenoson, which is being developed for potential use as a pharmacologic stress agent in myocardial perfusion imaging studies and CVT-6883, which is being developed as a potential treatment for asthma and other conditions. Regadenoson and CVT-6883 have not been determined by any regulatory authorities to be safe or effective in humans for any use.

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including; the conduct and timing of studies; timing of regulatory submissions; timing of regulatory review and approval; commercialization of products; market acceptance of products; intellectual property protection and disputes; and other risks detailed from time to time in CV Therapeutics' SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. CV Therapeutics disclaims any intent or obligation to update these forward-looking statements.

SOURCE CV Therapeutics, Inc.
12/04/2006
CONTACT: Investor and Media Contact, John Bluth, Senior Director, Corporate Communications and Investor Relations of CV Therapeutics, Inc., +1-650-384-8850; or Media Contact, Maribeth Landwehr, Assistant Director, Corporate Communications of Astellas Pharma US, Inc., +1-847-317-8988
Web site: http://www.astellas.com/us
Web site: http://www.cvt.com